Exhibit 10.2

APPLE INC.

REGISTERED APPLE DEVELOPER AGREEMENT

THIS IS A LEGAL AGREEMENT BETWEEN YOU AND APPLE INC. (“APPLE”) STATING THE TERMS THAT GOVERN YOUR PARTICIPATION AS A REGISTERED APPLE DEVELOPER. PLEASE READ THIS REGISTERED APPLE DEVELOPER AGREEMENT (“AGREEMENT”) BEFORE PRESSING THE “AGREE” BUTTON AND CHECKING THE BOX AT THE BOTTOM OF THIS PAGE. BY PRESSING “AGREE,” YOU ARE AGREEING TO BE BOUND BY THE TERMS OF THIS AGREEMENT. IF YOU DO NOT AGREE TO THE TERMS OF THIS AGREEMENT, PRESS “CANCEL” AND YOU WILL BE UNABLE TO BECOME A REGISTERED APPLE DEVELOPER.

Registered Apple Developer Agreement

1. Relationship With Apple; Apple ID and Password. You understand and agree that by becoming a Registered Apple Developer, no legal partnership or agency relationship is created between you and Apple. Neither you nor Apple is a partner, an agent or has any authority to bind the other. You agree not to represent otherwise. You also certify that you are of the legal age of majority in the jurisdiction in which you reside (at least 18 years of age in many countries) and you represent that you are legally permitted to become a Registered Apple Developer. This Agreement is void where prohibited by law and the right to become a Registered Apple Developer is not granted in such jurisdictions. Unless otherwise agreed or permitted by Apple in writing, you cannot share or transfer any benefits you receive from Apple in connection with being a Registered Apple Developer. The Apple ID and password you use to login as a Registered Apple Developer cannot be shared in any way or with any one. You are responsible for maintaining the confidentiality of your Apple ID and password and for any activity in connection with your account. Notwithstanding the foregoing restrictions in this Section 1, if you are the parent or legal guardian of individuals between the ages of 13 and the legal age of majority in the jurisdiction in which you reside, you may allow such individuals to share your Apple ID and password for their use solely under your supervision and only in accordance with this Agreement. You are responsible for such individuals’ compliance with and violations of this Agreement and any other Apple agreements.

2. Developer Benefits. As a Registered Apple Developer, you may have the opportunity to attend certain Apple developer conferences, technical talks, and other events (including online or electronic broadcasts of such events) (“Apple Events”). In addition, Apple may offer to provide you with certain services (“Services”), as described more fully herein and on the Registered Apple Developer web pages (“Site”), solely for your own use (except as otherwise permitted in the last two sentences of Section 1) in connection with your participation as a Registered Apple Developer. Services may include, but not be limited to, any services Apple offers at Apple Events or on the Site as well as the offering of any content or materials displayed on the Site (“Content”). Apple may change, suspend or discontinue providing the Services, Site and Content to you at any time, and may impose limits on certain features and materials offered or restrict your access to parts or all of materials without notice or liability.

3. Restrictions. You agree not to exploit the Site, or any Services, Apple Events or Content provided to you as a Registered Apple Developer, in any unauthorized way, including but not limited to, by trespass, burdening network capacity or using the Services, Site or Content other than for authorized purposes. Copyright and other intellectual property laws protect the Site and Content provided to you, and you agree to abide by and maintain all notices, license information, and restrictions contained therein. Unless expressly permitted herein or otherwise permitted in a separate agreement with Apple, you may not modify, publish, network, rent, lease, loan, transmit, sell, participate in the transfer or sale of, reproduce, create derivative works based on, redistribute, perform, display, or in any way exploit any of the Site, Content or Services in whole or in part. You may not decompile, reverse engineer, disassemble, attempt to derive the source code of any software or security components of the Services, Site, or of the Content (except as and only to the extent any foregoing restriction is prohibited by applicable law or to the extent as may be permitted by any licensing terms accompanying the foregoing). Use of the Site, Content or Services to violate, tamper with, or circumvent the security of any computer network, software, passwords, encryption codes, technological protection measures, or to otherwise engage in any kind of illegal activity, or to enable others to do so, is expressly prohibited. Apple retains ownership of all its rights in the Site, Content, Apple Events and Services, and except as expressly set forth herein, no other rights or licenses are granted or to be implied under any Apple intellectual property.

4. Confidentiality. You agree that any Apple pre-release software and/or hardware (including related documentation and materials) provided to you as a Registered Apple Developer (“Pre-Release Materials”) and any information disclosed by Apple to you in connection with Apple Events or Paid Content (defined below) will be considered and referred to as “Apple Confidential Information”. Notwithstanding the foregoing, Apple Confidential Information will not include: (i) information that is generally and legitimately available to the public through no fault or breach of yours, (ii) information that is generally made available to the public by Apple, (iii) information that is independently developed by you without the use of any Apple Confidential Information, (iv) information that was rightfully obtained from a third party who had the right to transfer or disclose it to you without limitation, or (v) any third party software and/or documentation provided to you by Apple and accompanied by licensing terms that do not impose confidentiality obligations on the use or disclosure of such software and/or documentation.

5. Nondisclosure and Nonuse of Apple Confidential Information. Unless otherwise expressly agreed or permitted in writing by Apple, you agree not to disclose, publish, or disseminate any Apple Confidential Information to anyone other than to other Registered Apple Developers who are employees and contractors working for the same entity as you and then only to the extent that Apple does not otherwise prohibit such disclosure. Except for your authorized purposes as a Registered Apple Developer or as otherwise expressly agreed or permitted by Apple in writing, you agree not to use Apple Confidential Information in any way, including, without limitation, for your own or any third party’s benefit without the prior written approval of an authorized representative of Apple in each instance. You further agree to take reasonable precautions to prevent any unauthorized use, disclosure, publication, or dissemination of Apple Confidential Information. You acknowledge that unauthorized disclosure or use of Apple Confidential Information could cause irreparable harm and significant injury to Apple that may be difficult to ascertain. Accordingly, you agree that Apple will have the right to seek immediate injunctive relief to enforce your obligations under this Agreement in addition to any other rights and remedies it may have. If you are required by law, regulation or pursuant to the valid binding order of a court of competent jurisdiction to disclose Apple Confidential Information, you may make such disclosure, but only if you have notified Apple before making such disclosure and have used commercially reasonable efforts to limit the disclosure and to seek confidential, protective treatment of such information. A disclosure pursuant to the previous sentence will not relieve you of your obligations to hold such information as Apple Confidential Information.

6. Confidential Pre-Release Materials License and Restrictions. If Apple provides you with Pre-Release Materials, then subject to your compliance with the terms and conditions of this Agreement, Apple hereby grants you a nonexclusive, nontransferable, right and license to use the Pre-Release Materials only for the limited purposes set forth in this Section 6; provided however that if such Pre-Release Materials are accompanied by a separate license agreement, you agree that the license agreement accompanying such materials in addition to Sections 4 and 5 of this Agreement shall govern your use of the Pre-Release Materials. You further agree that in the event of any inconsistency between Section 4 and 5 of this Agreement and the confidentiality restrictions in the license agreement, the license agreement shall govern. You agree not to use the Pre-Release Materials for any purpose other than testing and/or development by you of a product designed to operate in combination with the same operating system for which the Pre-Release Materials are designed. This Agreement does not grant you any right or license to incorporate or make use of any Apple intellectual property (including for example and without limitation, trade secrets, patents, copyrights, trademarks and industrial designs) in any product. Except as expressly set forth herein, no other rights or licenses are granted or to be implied under any Apple intellectual property. You agree not to decompile, reverse engineer, disassemble, or otherwise reduce the Pre-Release Materials to a human-perceivable form, and you will not modify, network, rent, lease, transmit, sell, or loan the Pre-Release Materials in whole or in part.

7. Paid Content License and Restrictions. As a Registered Apple Developer, you may have access to certain proprietary content (including, without limitation, video presentations and audio recordings) that Apple may make available to you from time to time for a separate fee (“Paid Content”). Paid Content shall be considered Apple Confidential Information, unless otherwise agreed or permitted in writing by Apple. You may not share the Paid Content with anyone, including, without limitation, employees and contractors working for the same entity as you, regardless of whether they are Registered Apple Developers. Subject to these terms and conditions, Apple grants you a personal and nontransferable license to access and use the Paid Content for authorized purposes as a Registered Apple Developer; provided that you may only download one (1) copy of the Paid Content and such download must be completed within the time period specified by Apple for such download. Except as expressly permitted by Apple, you shall not modify, translate, reproduce, distribute, or create derivative works of the Paid Content or any part thereof. You shall not rent, lease, loan, sell, sublicense, assign or otherwise transfer any rights in the Paid Content. Apple and/or Apple’s licensor(s) retain ownership of the Paid Content itself and any copies or portions thereof. The Paid Content is licensed, not sold, to you by Apple for use only under this Agreement, and Apple reserves all rights not expressly granted to you. Your rights under this license to use and access the Paid Content will terminate automatically without notice from Apple if you fail to comply with any of these provisions.

8. Compatibility Labs; Developer Technical Support (DTS). As a Registered Apple Developer, You may have access to Apple’s software and hardware compatibility testing labs (“Compatibility Labs”) and/or developer technical support incidents (“DTS Services”) that Apple may make available to you from time to time as an Apple developer benefit or for a separate fee. You agree that all use of such Compatibility Labs and DTS Services will be in accordance with Apple’s usage policies for such services, which are subject to change from time to time, with or without prior notice to you. Without limiting the foregoing, Apple may post on the Site and/or send an email to you with notices of such changes. It is your responsibility to review the Site and/or check your email address registered with Apple for any such notices. You agree that Apple shall not be liable to you or any third party for any modification or cessation of such services. As part of the DTS Services, Apple may supply you with certain code snippets, sample code, software, and other materials (“Materials”). You agree that any Materials that Apple provides as part of the DTS Services are licensed to you and shall be used by you only in accordance with the terms and conditions accompanying the Materials. Apple retains ownership of all of its right, title and interest in such Materials and no other rights or licenses are granted or to be implied under any Apple intellectual property. You have no right to copy, decompile, reverse engineer, sublicense or otherwise distribute such Materials, except as may be expressly provided in the terms and conditions accompanying the Materials. You agree that when requesting and receiving TECHNICAL SUPPORT FROM DTS SeRVICES, you will not provide Apple with any INFORMATION, including that incorporated in your software, that is confidential to you or any third party. YOU AGREE THAT Any notice, legend, or label to the contrary contained in any SUCH materials provided by you to Apple shall be without effect. Apple shall be free to use all information it receives from you in any manner it deems appropriate, subject to any applicable patents or copyrights. Apple reserves the right to reject a request for DTS Services at any time and for any reason, in which event Apple may credit you for the rejected support request. You shall be solely responsible for any restoration of lost or altered files, data, programs or other materials provided.

9. Amendment; Communication. Apple reserves the right, at its discretion, to modify this Agreement, including any rules and policies at any time. You will be responsible for reviewing and becoming familiar with any such modifications (including new terms, updates, revisions, supplements, modifications, and additional rules, policies, terms and conditions)(“Additional Terms”) communicated to you by Apple. All Additional Terms are hereby incorporated into this Agreement by this reference and your continued use of the Site will indicate your acceptance of any Additional Terms. In addition, Apple may be sending communications to you from time to time. Such communications may be in the form of phone calls and/or emails and may include, but not be limited to, marketing materials, technical information, and updates and/or changes regarding your participation as a Registered Apple Developer. By agreeing to this Agreement, you consent that Apple may provide you with such communications.

10. Term and Termination. Apple may terminate or suspend you as a Registered Apple Developer at any time in Apple’s sole discretion. If Apple terminates you as a Registered Apple Developer, Apple reserves the right to deny your reapplication at any time in Apple’s sole discretion. You may terminate your participation as a Registered Apple Developer at any time, for any reason, by notifying Apple in writing of your intent to do so. Upon any termination or, at Apple’s discretion, suspension, all rights and licenses granted to you by Apple will cease, including your right to access the Site, and you agree to destroy any and all Apple Confidential Information that is in your possession or control. At Apple’s request, you agree to provide certification of such destruction to Apple. No refund or partial refund of any fees paid hereunder or any other fees will be made for any reason. Following termination of this Agreement, Sections 1, 3-5, 7 (but only for so long as the duration specified by Apple for such usage), 10-19 shall continue to bind the parties.

11. Apple Independent Development. Nothing in this Agreement will impair Apple’s right to develop, acquire, license, market, promote or distribute products, software or technologies that perform the same or similar functions as, or otherwise compete with, any other products, software or technologies that you may develop, produce, market, or distribute. In the absence of a separate written agreement to the contrary, Apple will be free to use any information, suggestions or recommendations you provide to Apple pursuant to this Agreement for any purpose, subject to any applicable patents or copyrights.

12. Use Of Apple Trademarks, Logos, etc. You agree to follow Apple’s Guidelines For Using Apple Trademarks and Copyrights as published on Apple’s website at www.apple.com/legal/guidelinesfor3rdparties.html (“Guidelines”) and as may be modified from time to time. You agree not to use the marks “Apple,” the Apple Logo, “Mac”, “iPhone,” “iPod touch” or any other marks belonging or licensed to Apple in any way except as expressly authorized in writing by Apple in each instance or as permitted in Apple’s Guidelines. You agree that all goodwill arising out of your authorized use of Apple’s marks shall inure to the benefit of and belong to Apple.

13. No Warranty. APPLE AND ITS AFFILIATES, SUBSIDIARIES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, PARTNERS, AND LICENSORS (COLLECTIVELY, “APPLE” FOR PURPOSES OF THIS SECTION 13 AND 14) DO NOT PROMISE THAT THE SITE, CONTENT, SERVICES (INCLUDING, FUNCTIONALITY OR FEATURES OF THE FOREGOING), COMPATIBILITY LABS, DTS SERVICES, OR ANY OTHER INFORMATION OR MATERIALS THAT YOU RECEIVE AS A REGISTERED APPLE DEVELOPER (COLLECTIVELY, THE “SERVICE” FOR PURPOSES OF THIS SECTION 13 AND 14) WILL BE ACCURATE, RELIABLE, TIMELY, SECURE, ERROR-FREE OR UNINTERRUPTED, OR THAT ANY DEFECTS WILL BE CORRECTED. THE SERVICE IS PROVIDED ON AN “AS-IS” AND “AS-AVAILABLE” BASIS AND THE SERVICE IS SUBJECT TO CHANGE WITHOUT NOTICE. APPLE CANNOT ENSURE THAT ANY CONTENT (INCLUDING FILES, INFORMATION OR OTHER DATA) YOU ACCESS OR DOWNLOAD FROM THE SERVICE WILL BE FREE OF VIRUSES, CONTAMINATION OR DESTRUCTIVE FEATURES. FURTHER, APPLE DOES NOT GUARANTEE ANY RESULTS OR IDENTIFICATION OR CORRECTION OF PROBLEMS AS PART OF THE SERVICE AND APPLE DISCLAIMS ANY LIABILITY RELATED THERETO. APPLE DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF ACCURACY, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. APPLE DISCLAIMS ANY AND ALL LIABILITY FOR THE ACTS, OMISSIONS AND CONDUCT OF ANY THIRD PARTIES IN CONNECTION WITH OR RELATED TO YOUR USE OF THE SERVICE. YOU ASSUME TOTAL RESPONSIBILITY AND ALL RISKS FOR YOUR USE OF THE SERVICE, INCLUDING, BUT NOT LIMITED TO, ANY INFORMATION OBTAINED THEREON. YOUR SOLE REMEDY AGAINST APPLE FOR DISSATISFACTION WITH THE SERVICE IS TO STOP USING THE SERVICE. THIS LIMITATION OF RELIEF IS A PART OF THE BARGAIN BETWEEN THE PARTIES. To the extent that Apple makes any pre-release or other products, services or information related thereto available to you as a Registered Apple Developer, you understand that Apple is under no obligation to provide updates, enhancements, or corrections, or to notify you of any product or services changes that Apple may make, or to publicly announce or introduce the product(s) or service at any time in the future.

14. Disclaimer of Liability. TO THE EXTENT NOT PROHIBITED BY LAW, UNDER NO CIRCUMSTANCES SHALL APPLE BE LIABLE WITH RESPECT TO THE SERVICE FOR SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, DAMAGES RESULTING FROM DELAY OF DELIVERY OR FROM LOSS OF PROFITS, DATA, BUSINESS OR GOODWILL, ON ANY THEORY OF LIABILITY, WHETHER ARISING UNDER TORT (INCLUDING NEGLIGENCE), CONTRACT OR OTHERWISE, WHETHER OR NOT APPLE HAS BEEN ADVISED OR IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES. IF, NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, APPLE IS FOUND TO BE LIABLE TO YOU FOR ANY DAMAGE OR LOSS THAT ARISES OUT OF OR IS IN ANY WAY CONNECTED TO YOUR USE OF THE SERVICE, APPLE’S ENTIRE LIABILITY FOR DIRECT DAMAGES UNDER THIS AGREEMENT SHALL BE LIMITED TO FIFTY DOLLARS ($50.00).

15. Third-Party Notices. Third party software provided by Apple to you as a Registered Apple Developer may be accompanied by its own licensing terms, in which case such licensing terms will govern your use of that particular third party software. Mention of third parties and third party products in any materials, advertising, promotions or coupons provided to you as a Registered Apple Developer is for informational purposes only and constitutes neither an endorsement nor a recommendation. All third party product specifications and descriptions are supplied by the respective vendor or supplier, and Apple shall have no responsibility with regard to the selection, performance, or use of these vendors or products. All understandings, agreements, or warranties, if any, take place directly between the vendors and the prospective users.

16. Export Control. You may not use or otherwise export or re-export any Apple Confidential Information received from Apple except as authorized by United States law and the laws of the jurisdiction in which the Apple Confidential Information was obtained. In particular, but without limitation, the Apple Confidential Information may not be exported or re-exported (a) into any U.S. embargoed countries or (b) to anyone on the U.S. Treasury Department’s list of Specially Designated Nationals or the U.S. Department of Commerce Denied Person’s List or Entity List. By becoming a Registered Apple Developer or using any Apple Confidential Information, you represent and warrant that you are not located in any such country or on any such list. You also agree that you will not use any Apple Confidential Information for any purposes prohibited by United States law, including, without limitation, the development, design, manufacture or production of nuclear, chemical or biological weapons.

17. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, excluding its conflict of law provisions. The parties further submit to and waive any objections to personal jurisdiction of and venue in any of the following forums: U.S. District Court for the Northern District of California, California Superior Court for Santa Clara County, Santa Clara County Municipal Court, or any other forum in Santa Clara County, for any disputes arising out of this Agreement.

18. Government End Users. Certain Apple Confidential Information may be considered “Commercial Items”, as that term is defined at 48 C.F.R. §2.101, consisting of “Commercial Computer Software” and “Commercial Computer Software Documentation”, as such terms are used in 48 C.F.R. §12.212 or 48 C.F.R. §227.7202, as applicable. Consistent with 48 C.F.R. §12.212 or 48 C.F.R. §227.7202-1 through 227.7202-4, as applicable, the Commercial Computer Software and Commercial Computer Software Documentation are being licensed to U.S. Government end users (a) only as Commercial Items and (b) with only those rights as are granted to all other end users pursuant to the terms and conditions herein. Unpublished-rights reserved under the copyright laws of the United States.

19. Miscellaneous. No delay or failure to take action under this Agreement will constitute a waiver unless expressly waived in writing, signed by a duly authorized representative of Apple, and no single waiver will constitute a continuing or subsequent waiver. This Agreement will bind your successors but may not be assigned, in whole or part, by you without the written approval of an authorized representative of Apple. Any nonconforming assignment shall be null and void. If any provision is found to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior or contemporaneous understandings regarding such subject matter. No addition to or removal or modification of any of the provisions of this Agreement will be binding upon Apple unless made in writing and signed by an authorized representative of Apple. The parties hereto confirm that they have requested that this Agreement and all attachments and related documents be drafted in English. Les parties ont exigé que le présent contrat et tous les documents connexes soient rédigés en anglais.